Exhibit 99.1
Altisource Asset Management Corporation Reports Receipt of Communications from NYSE
CHRISTIANSTED, U.S. Virgin Islands--(BUSINESS WIRE)--Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) announces that on November 30, 2023, the Company received a written notice (the “Notice”) from the New York Stock Exchange (“NYSE” or the “Exchange”) that the NYSE would delist the Company’s shares of common stock (the “Securities”) from the Exchange. NYSE Regulation staff has determined that the Company is no longer qualified for listing pursuant to Section 1009(a) of the NYSE American Company Guide, citing non-compliance with Sections 1003(a)(i), (ii) and (iii) thereof.
The Company has a right to appeal this determination, provided that it files a written request for such review within seven (7) calendar days after receiving the Notice. The Company’s board of directors (the “Board”) intends to exercise its right to appeal the NYSE Regulation staff’s determination by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange (the “Panel”). Following such appeal and a decision by the Panel, NYSE American or the Company will make an announcement regarding either delisting or continued trading of the Company’s common stock. There can be no assurance of the outcome of any such appeal or that the Exchange will reconsider its decision to delist the Company in light of such appeal.
About AAMC
AAMC acquires, originates and manages mortgage loans, mortgage-backed securities and equity investments in underserved markets. Additional information is available at www.altisourceamc.com.
AAMC works to employ capital light operating strategies that have historically been implemented across a variety of industry sectors ranging from REIT management and title insurance and reinsurance to private loan acquisition, origination and disposition. AAMC is committed to an investment philosophy of opportunistic deployment of capital in new ventures that we believe will be accretive to shareholder value. We are likewise committed, as a matter of core corporate values, to exemplary environmental, social and governance principles.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the Company’s financial results, margins, employee costs, future operations, business plans including its ability to sell loans and obtain funding, and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe,” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; our ability to purchase, originate, and sell loans, our ability to obtain funding, market and industry conditions, particularly with respect to industry margins for loan products we may purchase, originate, or sell as well as the current inflationary economic and market conditions and rising interest rate environment; our ability to hire employees and the hiring of such employees; developments in the litigation regarding our redemption obligations under the

Exhibit 99.1
Certificate of Designations of our Series A Convertible Preferred Stock; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.
The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.
Contacts
Charles Frischer
T: +1-813-474-9047
E: charles.frischer@altisourceamc.com